                                                                     EXHIBIT 4.5

                        [Letterhead of Slaughter and May]


                                                     March 25, 2003


Dear Sirs

CONSENT OF LEGAL COUNSEL

As independent United Kingdom legal counsel, we hereby consent to the use in this Registration Statement on Form F-8 (the "Registration Statement") of Great-West Lifeco Inc. (the "Company") relating to the issuance of common shares, 4.80% Non-Cumulative First Preferred Shares, Series E and 5.90% Non-Cumulative First Preferred Shares, Series F of the Company of our opinion contained under the headings "Tax Considerations for Canada Life Shareholders - United Kingdom Tax Considerations" in the Canada Life Financial Corporation Management Proxy Circular dated 22 March 2003 (the "Circular"), which is part of the Registration Statement.

We further consent to all references to our firm included in the Circular, which forms part of the Registration Statement.

Yours faithfully


SLAUGHTER AND MAY


/s/ Slaughter and May